Exhibit 24.1

POWER OF ATTORNEY

            Each of the undersigned hereby appoints Douglas J. Glenn and Thomas B. Dix, III, and each of them individually, as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments to the Registration Statement on Form S-3 No. 333-187890, with any schedules or exhibits thereto, and any and all supplements, instruments, or other documents to be filed with the Securities and Exchange Commission pertaining to each registration of securities covered thereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Signature	Title	Date

/s/ James F. Burr James F. Burr	Director	August 6, 2013
/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Director	August 8, 2013
/s/ John S. Poelker John S. Poelker	Director	August 7, 2013